UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

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TMSR HOLDING COMPANY LIMITED
(Name of Registrant As Specified In Its Charter)

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TMSR HOLDING COMPANY LIMITED

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jiangsu, China 226001

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF TMSR HOLDING COMPANY LIMITED

This notice and accompanying Information Statement are furnished to the holders of shares of the common stock, par value $0.0001 per share (“Common Stock”), of TMSR Holding Company Limited, a Nevada corporation (“we,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below.

On March 23, 2020, the Board of Directors (the “Board”) and majority stockholders (the “Consenting Stockholders”) holding an aggregate of 15,491,952 shares of Common Stock issued and outstanding as of March 22, 2020 took action by written consent to approve the conversion of the Company from a Nevada corporation to a Cayman Islands exempted company (the “Conversion”).

On April 1, 2020, the Board and the Consenting Stockholders took action by written consent to approve an amendment (the “Amendment”, a form of which is attached hereto as Exhibit A) to the Company’s Articles of Incorporation to change its corporate name to “Code Chain New Continent Limited” (the “Name Change”) and to change the ticker symbol of the Common Stock and warrants (the “Warrants”) to purchase one-half of one shares of Common Stock at a price of $2.88 per half share ($5.75 per whole share) to “CCNC” and “CCNCW”, respectively (the “Symbol Change”).

Stockholders of record at the close of business on March 22, 2020 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Conversion, the Name Change and the Symbol Change will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Conversion, the Name Change and the Symbol Change will become effective on or about May 13, 2020.

Attached hereto for your review is an Information Statement relating to the Conversion, the Name Change and the Symbol Change. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

By Order of the Board of Directors,

April 16, 2020	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer and Chairman

TMSR HOLDING COMPANY LIMITED

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jiangsu, China 226001

INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU

ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about April 20, 2020, to the stockholders of record, as of March 22, 2020 (the “Record Date”), of TMSR HOLDING COMPANY LIMITED, a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”). This Information Statement is being circulated to advise stockholders of certain actions already approved and taken without a meeting by written consent of stockholders who hold a majority of the voting power of our voting stock.

On March 23, 2020 and April 1, 2020, the Board of Directors of the Company (the “Board’) and majority stockholders (the “Consenting Stockholders”) holding an aggregate of 15,491,952 shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company issued and outstanding as of March 22, 2020, have approved and consented in writing to the following actions:

●	The approval of the conversion of the Company from a Nevada corporation to a Cayman Islands exempted company (the “Conversion”); and

●	The approval of an amendment (the “Amendment”, a form of which is attached hereto as Exhibit A) to the Company’s Articles of Incorporation to change its corporate name to “Code Chain New Continent Limited” (the “Name Change”) and to change the ticker symbol of the Common Stock and warrants (the “Warrants”) to purchase one-half of one shares of Common Stock at a price of $2.88 per half share ($5.75 per whole share) to “CCNC” and “CCNCW”, respectively (the “Symbol Change”).

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Conversion, the Name Change and the Symbol Change will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders and approval of the Financial Industry Regulatory Authority (FINRA) as discussed below. The Conversion, the Name Change and the Symbol Change will be effective after the expiration of such 20-day period and FINRA approval.

Our Common Stock is currently listed on the Nasdaq Capital Market, and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, the Conversion, the Name Change and the Symbol Change will require FINRA’s approval in order for it to be recognized for trading purposes. Furthermore, the Conversion, the Name Change and the Symbol Change will result in a change in the CUSIP numbers of our Common Stock (or ordinary share after the conversion) and Warrants. We will provide definitive information on our FINRA approval and new CUSIP numbers in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the effective date of such Conversion, the Name Change and the Symbol Change.

In addition, we are required to notify Nasdaq of the Conversion, the Name Change and the Symbol Change. Specifically, we are required to notify Nasdaq of the Symbol Change no later than two business days prior to the change, the Conversion as soon as practical after the change, and the Name Change no later than 10 calendar days after the change.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

On March 23, 2020, the Board unanimously approved the Conversion. Subsequent to the Board’s approval of the Conversion, the Consenting Stockholders approved the Conversion. On April 1, 2020, the Board unanimously approved the Name Change and the Symbol Change. Subsequent to the Board’s approval of the Name Change and the Symbol Change, the Consenting Stockholders approved the Name Change and the Symbol Change. The Consenting Stockholders and its approximate ownership percentage of our voting stock as of March 22, 2020, which total in the aggregate a majority of the voting rights under our Bylaws, were as follows:

Name of Beneficial Holders	Shares Beneficially Held	Percent of Total Shares Outstanding(1)
Yimin Jin	4,334,705	15.20%
Wei Xu	3,755,000	13.17%
Shenghua Huang	1,263,732	4.43%
Bibo Lin	1,200,000	4.21%
Qihai Wang	1,036,000	3.36%
BZ Industrial Limited(2)	1,000,000	3.51%
Yuguo Zhang	805,000	2.82%
Jirong Huang	790,000	2.77%
Havesuccess Investments Limited(3)	707,516	2.48%
Yilei Shao	600,000	2.10%
Total	15,491,953	54.32%

(1)	Calculated based on the 28,514,520 shares of Common Stock issued and outstanding as of March 22, 2020.

(2)	BZ Industrial Limited is controlled by Ziqiang Zheng.

(3)	Havesuccess Investments Limited is controlled by Huazhen Ling.

PROPOSALS BY SECURITY HOLDERS

The Board knows of no other matters or proposals other than the actions described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s Common Stock.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement, because, among other reasons, our shares will continue to list on NASDAQ Capital Market.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 200,000,000 shares of Common Stock with a par value of $0.0001 per share and 20,000,000 shares of preferred stock with a par value of $0.0001 per share. As of the Record Date, there were 28,514,520 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote per share. As of the Record Date, there no preferred stock issued and outstanding.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (“NRS”). NRS 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

ACTION ONE - CONVERSION OF INCORPORATION FROM NEVADA TO CAYMAN ISLANDS

General

On March 23, 2020, the Board and the Consenting Stockholders approved the Conversion, which will convert the Company from a Nevada corporation to a Cayman Islands exempted company.

Purposes of the Conversion

We believe the Conversion, which would change our place of incorporation from the United States to the Cayman Islands, is consistent with our international corporate strategy and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

Our customers have been primarily based in China and all of our operation have been in China. We currently have very limited operations in the United States and we believe there is no particular business reason to remain a company incorporated, and to maintain key corporate functions, in the United States. We believe that by reincorporating to a jurisdiction outside the United States, we will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and thereby reduce our operational, administrative, legal and accounting costs. We have chosen to reorganize under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services. We could have selected a different jurisdiction outside of the United States, but we believe many non-Chinese companies operating in China are incorporated in the Cayman Islands and as a result many of our current and potential strategic partners have substantial experience doing business with Cayman Islands companies and corporate structures.

Following the completion of the Conversion, we are expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. We will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as our ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, we will be exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	we may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	we will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, we will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, we will need to promptly furnish reports on Form 6-K any information that we (a) make or are required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, we will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, we will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	we will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we will not be required to conduct advisory votes on executive compensation;

●	we will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	we will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	we will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We expect to take advantage of these exemptions if the Conversion is effected. Accordingly, after the completion of the Conversion, if you hold our securities, you may receive less information about the Company and our business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, we intend to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the Conversion is effected. However, we expect to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

Additionally, as a foreign private issuer, we will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards, such as the following NASDAQ corporate governance standards requiring that:

●	the majority of the board of directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Harney Westwood& Riegels, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the Conversion.

We believe the Conversion and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the Conversion and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

For a discussion of the risk factors associated with the Conversion and reorganization, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Conversion.”

Disadvantages of Re-domiciliation in the Cayman Islands

There are certain disadvantages that accompany re-domiciliation in the Cayman Islands, including:

●	The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States; and

●	the memorandum and articles of association (the “Proposed Articles”) to be adopted after the Conversion will not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us and our officers, directors and shareholders be arbitrated.

Our corporate affairs will be governed by the Proposed Articles, the Companies Law (Revised) of the Cayman Islands, as amended (the “Companies Law”) and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and officers, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, all of our operations are conducted in the PRC, and all of our assets are located in the PRC. After the Conversion, all of our directors and executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon the Company or such persons, or to enforce against them in courts of the United States, Cayman Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Effects of the Conversion

By virtue of the Conversion, all of the rights, privileges and powers of the Company, all property owned by the Company, all debts due to the Company and all other causes of action belonging to the Company immediately prior to the Conversion will remain vested in the Company following the Conversion. In addition, by virtue of the Conversion, all debts, liabilities and duties of the Company immediately prior to the Conversion will remain attached to the Company following the Conversion. The Company will remain as the same entity following the Conversion, and the Conversion will not effect any change in our business, management or operations or the location of our principal executive offices.

Upon effectiveness of the Conversion, all of our issued and outstanding shares of capital stock under Nevada laws will be automatically converted into issued and outstanding shares of share capital of under Cayman Islands laws, without any action on the part of our stockholders.

The Conversion will have no effect on the trading of our shares of capital stock. Upon the effectiveness of the Symbol Change, our Common Stock, after being converted into ordinary shares, is expected to continue listing on NASDAQ Capital market under the new symbol “CCNC”.

It is anticipated that we will qualify as a foreign private issuer in the U.S. following the Conversion. As a foreign private issuer, we will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards.

Upon effectiveness of the Conversion, our directors and officers will remain as directors and officers. We believe that the Conversion will not affect any of our material contracts with any third parties, and that our rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company incorporated in Cayman Islands.

The Company’s stockholders will not be required to exchange their stock certificates for new stock certificates. Our stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to us or our transfer agent unless and until requested to do so.

Procedure for Effecting the Conversion

To accomplish the Conversion, the Board has adopted a plan of conversion (the “Plan of Conversion”, a form of which is attached hereto as Exhibit B). The Plan of Conversion provides that we will convert into an exempted company limited by shares in Cayman Islands and will thereafter be subject to all of the provisions of the Companies Law.

The Board will cause the Conversion to be effected as soon as practicable thereafter by filing with the Secretary of State of the State of Nevada articles of conversion (the “Articles of Conversion”) and applying to the Registrar of Companies in the Cayman Islands to be registered by way of continuation as an exempted company limited by shares under the Companies Law. In addition, the Company will adopt the Proposed Articles after the Conversion.

The Company will also notify FINRA about the Conversion and obtain FINRA’s approval in order for the Conversion to be recognized for trading purposes. Furthermore, the Company will notify Nasdaq of the Conversion as soon as practical after the change.

Notwithstanding the foregoing, the Conversion may be delayed by the Board or the Plan of Conversion may be terminated and abandoned by action of the Board at any time prior to the effective time of the Conversion, whether before or after approval by our stockholders, if the Board determines for any reason that such delay or termination would be in the best interests of the Company and our stockholders. The Conversion would become effective upon the filing (and acceptance thereof by the Secretary of State of the State of Nevada and the Registrar of Companies of Cayman Islands, as applicable) of the Articles of Conversion and the date of registration specified in the certificate issued by the Registrar of Companies in the Cayman Islands confirming registration by way of continuation.

Vote Required

Pursuant to NRS 78.385 and 78.390, the approval of the Conversion required a majority of our outstanding voting capital stock. As discussed above, the Consenting Stockholders has consented to the Conversion.

ACTION TWO – CHANGE OF CORPORATE NAME AND TICKER SYMBOL

General

On April 1, 2020, the Board and the Consenting Stockholders approved the Name Change, which changes the Company’s name to “Code Chain New Continent Limited”, and the Symbol Change, which changes the ticker symbol of the Common Stock and the Warrants to “CCNC” and “CCNCW”.

Purpose of the Name Change and the Symbol Change

The purpose of the Name Change and Symbol Change is part of our rebranding and marketing efforts focused on a more diverse series of products and services that we provide.

Potential Effects of Proposed Name Change and the Symbol Change

The Name Change and Symbol Change will affect all holders of our Common Stock and our Warrants uniformly. The Name Change and Symbol Change is not intended to, and will not, affect any stockholder’s percentage ownership interest in our Company.

The Name Change and Symbol Change will not change the terms of our Common Stock or the Warrants. After the Name Change and Symbol Change, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock and Warrants will remain fully paid and non-assessable. In addition, we plan to the change CUSIP numbers of our Common Stock and Warrants as a result of the Name Change and Symbol Change. Stockholders will not be requested to surrender for exchange any stock certificates or warrant certificates they hold. On and after the effective date of the Name Change and Symbol Change, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date of the Amendment, newly issued stock certificates will bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

Vote Required

Pursuant to NRS 78.385 and 78.390, the approval of the corporate name change required a majority of the Company’s outstanding voting stock. As discussed above, holders of a majority of the Company’s Common Stock have consented to Name Change.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Please note that this Proxy Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the Conversion and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the Conversion. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the Conversion Agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Risks Relating to the Conversion

Your rights as a stockholder of the Company will change as a result of the Conversion and you may not be afforded as many rights as a shareholder of the Company as an exempted company in Cayman Islands under applicable laws and the Proposed Articles under Cayman Islands law as you were as a stockholder of the Company under applicable laws and the Articles of Incorporation and Bylaws under Nevada law.

Because of differences between Nevada law and Cayman Islands law, we will be unable to adopt identical governing documents after the Conversion, but we have attempted to preserve in the Proposed Articles after the Conversion the same allocation of material rights and powers between the stockholder and our Board that exists under the current Bylaws and Certificate of Incorporation before the Conversion. Nevertheless, the Proposed Articles differ from the Company’s Bylaws and Articles of Incorporation, both in form and substance, and your rights as a shareholder will change. For example:

●	Under the NRS, a corporation may not engage in a business in combination with an interested stockholder for a period of two years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Law or the Proposed Articles prohibiting business combinations with interested stockholders.

●	Under the NRS, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business. However, shareholders of a Cayman Islands exempted company do not have any general rights under Cayman Islands law to inspect corporate records of such company, and the Proposed Articles provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the Company may be open to the inspection of shareholders who are not directors.

●	Under the NRS, a stockholder may bring a derivative suit provided the requirements to do so under the NRS have been met. However, as a general rule, a derivative action may not be brought by a minority shareholder of a Cayman Islands exempted company, and a minority shareholder may be entitled to bring a derivative action on behalf of the Company after the Conversion only in certain limited circumstances.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

After the Conversion, our corporate affairs will be governed by the Proposed Articles, by the Companies Law, and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to the Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a different body of securities laws relative to the United States. Therefore, our shareholders may have more difficulty protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. There is uncertainty as to whether the courts of the Cayman Islands would entertain original actions brought in the Cayman Islands against the Company predicated upon the civil liabilities provisions of U.S. securities laws.

As a result of different shareholder voting requirements in the Cayman Islands relative to Nevada, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.

Under Nevada law and our current Bylaws and Certificate of Incorporation, our Bylaws and Articles of Incorporation may be amended by the vote of a majority of shares of stock entitled to vote on the matter to approve the amendment, unless the Articles of Incorporation requires the vote of a greater number of shares. Cayman Islands law requires a special resolution of at least two-thirds of the shareholder votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting for any amendment to the Proposed Articles. As a result of this Cayman Islands law requirement, situations may arise where the flexibility we now have under Nevada law would have provided benefits to our stockholders that will not be available in the Cayman Islands.

In addition, under Cayman Islands law and the Proposed Articles, certain corporate transactions, such as a merger, require the approval of a special resolution of at least two-thirds of the shareholder votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting or, if the share capital of the Company is divided into different classes of shares, the rights attached to any class of shares may be varied with the sanction of a special resolution at a general meeting of the holders of the shares of that class. By contrast, a merger under Nevada law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased shareholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to shareholders.

The expected benefits of the Conversion may not be realized.

We have presented in this Information Statement the anticipated benefits of the Conversion. Please see the section entitled “Conversion of the Company from Nevada to Cayman Islands—Purpose of the Conversion.” We cannot be assured that all of the goals of the Conversion will be achievable, and some or all of the anticipated benefits of the Conversion may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the Conversion will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

As a foreign private issuer, we will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about the Company as you did about the Company and you may not be afforded the same level of protection as a shareholder under applicable laws and the Proposed Articles as you were as a stockholder under applicable laws and the Company Articles of Incorporation and Bylaws.

Following the completion of the Conversion, we are expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. We will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as our ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, we will be exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	we may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	we will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, we will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, we will need to promptly furnish reports on Form 6-K any information that we (a) make or are required to make public under the laws of the Cayman Islands, (b) file or are required to file under the rules of any stock exchange or (c) otherwise distribute or are required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, we will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, we will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	we will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we will not be required to conduct advisory votes on executive compensation;

●	we will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	we will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	we will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We expect to take advantage of these exemptions if the Conversion is effected. Accordingly, after the completion of the Conversion, if you hold our securities, you may receive less information about the Company and our business than you currently receive and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, we intend to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the Conversion is effected. However, we expect to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If we fail to qualify as a foreign private issuer upon completion of the Conversion, or loses its status as a foreign private issuer at some future time, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the Conversion, we are expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, we will be exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Conversion—As a foreign private issuer, we will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about we as you did about the Company and you may not be afforded the same level of protection as a shareholder under applicable laws and the Proposed Articles as you were as a stockholder under applicable laws and the Company Articles of Incorporation and Bylaws.” While we are expected to qualify as a foreign private issuer following the completion of the Conversion, if we fail to qualify as a foreign private issuer upon completion of the Conversion, or loses its status as a foreign private issuer at some future time, we will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the Conversion, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect the Company, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the Conversion or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences of the Conversion to an exempted company in Cayman Islands and the shareholders and/or our effective tax rates (whether associated with the Conversion or otherwise). While the Conversion is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against the Company may be more difficult.

After the Conversion, all of our executive officers and directors will continue to reside outside of the United States. As a result, it may be more difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because we will be a Cayman Islands corporation, investors could also experience more difficulty enforcing judgments obtained against the Company in U.S. courts than would currently be the case for U.S. judgments obtained against the Company. In addition, it may be more difficult (or impossible) to bring some types of claims against the Company in Cayman Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for our shares after the Conversion may differ from the market for our shares before the Conversion.

Although it is anticipated that the our ordinary shares after the Conversion, Name Change and Symbol Change will continue to be listing on NASDAQ under the symbol “CCNC,” as a company incorporated under the laws of the Cayman Islands, the shares may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the shares before and after the Conversion.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the Conversion.

We expect a total of approximately $30,000 in transaction costs in connection with the Conversion, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the Conversion is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the Conversion, even if the Conversion is not approved or completed.

The Conversion also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Our Board of Directors may choose to defer or abandon the Conversion.

Completion of the Conversion may be deferred or abandoned, at any time, by action of our Board of Directors. While we currently expect the Conversion to take place promptly after certain regulatory requirements and approvals are met and obtained, our Board of Directors may defer or abandon the Conversion because of, among other reasons, changes in existing or proposed laws, our determination that the Conversion would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the Conversion would otherwise be reduced, a dispute with the taxation authorities over the Conversion (or certain aspects thereof), an unexpected increase in the cost to complete the Conversion or any other determination by our Board of Directors that the Conversion would not be in the best interests of the Company or its stockholders or that the Conversion would have material adverse consequences to the Company or its stockholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

None of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Conversion, the Name Change and the Symbol Change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and preferred stock as of March 22, 2020 by the following persons:

●	Each person known by the Company to beneficially own more than 5% of the Company’s outstanding Common Stock;

●	Each of the named executive officers (as defined in Item 402 of Regulation S-K);

●	Each of our directors, and

●	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from March 22, 2020, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from March 22, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Named Executive Officers
Yimin Jin, Chief Executive Officer and Co-Chairman of the Board	4,334,705	15.20%
Wei Xu, Co-Chairman of the Board	3,755,000	12.17%
Yuguo Zhang, President	805,000	2.82%
Yi Li, Chief Financial Officer	0	-
Bibo Lin, Vice President	1,200,000	4.21%
Xiaonian Zhang, Vice President	0	-
Qihai Wang, Director	1,036,000	3.63%
Mingyue Cai, Director	0	-
Manli Long, Director	0	-
Mingze Yin, Director	0	-
Min Zhu, Director	0	-
All officers and directors as a group (11 persons):	11,130,705	39.04%

5% Beneficial Owner
None	-	-

(1)	Calculated on the basis of 28,514,520 issued and outstanding shares of Common Stock as of March 22, 2020. Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders.

Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

DIFFERENCES IN CORPORATE LAW

Cayman Islands law and the Articles will govern the rights of the shareholders after the Conversion. The Companies Law differs in some material respects from laws generally applicable to United States corporations and their shareholders. In addition, the Articles will differ in certain material respects from our current Certificate of Incorporation and Bylaws. As a result, your rights will differ in some regards after the Conversion.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with the Company before and after the Conversion according to applicable law and/or the organizational documents. You also should review the Nevada corporate law and corporate laws of the Cayman Islands, including the Companies Law, to understand how these laws apply to the Company.

Provision	Before the Conversion (A Nevada Corporation)	After the Conversion (An Exempted Company under Cayman Islands Law)
Applicable legislation	Nevada Revised Statutes (“NRS”)	The Companies Law
Capital Stock/Shares

The Company is currently authorized to issue 220,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.

The Proposed Articles provide that (i) the authorized share capital of the Company is US$22,000 divided into 200,000,000 ordinary shares, par value $0.0001 per share, and 20,000,000 preferred shares, par value $0.0001 per share; (ii) holders of our ordinary shares are entitled to one vote per share on all matters to be voted upon by shareholders; (iii) shares and other securities of the Company may be issued by the directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine.

Special Vote Required for Combinations with Interested Stockholders/Shareholders

Except as set forth in the constitutional documents, a corporation may not engage in a business combination with an interested stockholder for a period of two years after the time of the transaction in which the person became an interested stockholder unless certain statutory requirements are satisfied.

Although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

Under Cayman Islands law, a merger or consolidation of two or more constituent companies requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the shareholders of each constituent company. Subject to certain statutory limitations, shareholders of a Cayman constituent company who dissent from a merger or consolidation are entitled to be paid the fair value of their shares, which if not agreed between the parties may ultimately be determined by the Cayman Islands court.

Special Stockholder/Shareholder Meetings	Stockholder approval of mergers and amendments of constitutional documents require a majority of outstanding shares; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.

Shareholder approval of mergers or consolidations and amendments of constitutional documents require a special resolution of at least two-thirds of the shareholder votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting of shareholders.

Quorum

Except as provided otherwise in the constitutional documents, quorum is a majority of the voting power of all outstanding shares of capital stock of entitled to vote. If any specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum.

The Propose Articles provide that, one or more shareholders holding at least one third of the voting rights represented by the issued and outstanding voting shares of the Company present in person or by proxy and entitled to vote at the general meeting shall form a quorum.

Stockholder/Shareholder Consent to Action Without Meeting

Stockholder action may be approved by written resolution in lieu of a meeting of outstanding stock entitled to vote on such matters having not less than the minimum number of votes that would be necessary to authorize such action at a meeting.

The Companies Law and the Propose Articles allow shareholders to approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

A resolution in writing signed by all the shareholders for the time being entitled to received notice of and to attend and vote at general meetings of the Company shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

Inspection of Books and Records

Any stockholder of at least 15% of the outstanding shares or anyone authorized by stockholder of at least 15% of the outstanding shares, upon at least 5 days’ written demand, may inspect the corporation’s books and records for a proper purpose during normal hours for business.

Shareholders of a Cayman Islands company have no general rights under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the company. The Propose Articles will provide that the directors of the Company may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the directors or by the Company in general meetings.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.

In the Cayman Islands, as a general rule, a derivative action may not be brought by a minority shareholder of a Cayman Islands exempted company. A minority shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.

Removal of Directors

The NRS requires the vote of the holders of at least two-thirds of voting power of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors, with or without cause.

The Propose Articles will provide that, a director shall hold office until his earlier death, bankruptcy, insanity, resignation or he is removed from office by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (i) resigns his office by notice in writing to the company; (ii) absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; (iii) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (iv) is found to be or becomes of unsound mind; (v) all the other directors (being not less than two in number) resolve that he should be removed as a director.

Fiduciary Duties of Directors	Under NRS, the directors own fiduciary duties to the corporation, which are to exercise their respective powers in good faith and with a view to the interests of the corporation.

Under Cayman Islands law, our directors owe fiduciary duties including a duty of loyalty, a duty to act honestly and in good faith with a view to the best interest to the Company as. Our directors must also exercise their powers only for a proper purpose.

In addition to fiduciary duties, directors owe to the Company a duty to act with care and skill. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

In fulfilling their duty of care to us, our directors must ensure compliance with the Propose Articles will, as amended and restated from time to time.

Indemnification of Directors and Officers

The NRS generally permits a corporation to indemnify any director or officer who acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a non-derivative action involving a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the NRS, the person seeking indemnity may also be indemnified if he or she is not liable for his or her actions under Nevada law.

Cayman Islands law does not limit the extent to which a Cayman Islands exempted company’s memorandum and articles of association may indemnify its directors or officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Limited Liability of Directors and Officers

Permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, unless it is proved that (a) the director failed to act in good faith, on an informed basis and with a view to the interests of the corporation, (b) the director’s act or failure to act constituted a breach of his fiduciary duties,; and (c) such breach involved intentional misconduct, fraud or a knowing violation of law.

Our Propose Articles will provide that we shall indemnify our directors and officers against any liability incurred by such directors or officers as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or willful default.

TAXATION

The following discussion of the material Cayman Islands, People’s Republic of China and United States federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the Conversion or otherwise, such as the tax consequences under state and local and tax laws.

Cayman Islands Taxation

The Cayman Islands currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the Corporate income tax (CIT) Law and its implementation rules, both effective on January 1, 2008, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by the Ministry of Finance, or MOF, and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

The CIT Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income, whilst “non-resident enterprises” without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its “de facto management body” in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its “de facto management body” in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

Under the implementation rules of the CIT Law, “de facto management body” is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on “De Facto Management Body” Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a “resident enterprise” due to the fact that its “de facto management body” is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of “substance over form” shall be adopted in determining whether the “de facto management body” is located within China.

We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the Conversion. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

However, the rules regarding the determination of the “de facto management body” are relatively new and whether such rules may apply to us is unclear. Due to lack of further written clarification by the SAT, there is still a uncertainty around the interpretation of each of the four conditions as specified in SAT Circular No. 82 and the principle of “substance over form” and the implementation of SAT Circular No. 82 by Chinese tax authorities in practice. It also remains unclear what percentage of shares of an offshore enterprise must be held by a PRC entity or group in order for the offshore enterprise to be deemed as an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group, and whether shares held by PRC resident individuals are counted pursuant to SAT Circular No. 82.

Due to the lack of clear guidance on the determination of our tax residency under the CIT Law, it remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the Conversion or what effect, if any, the Conversion will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the CIT Law. If we are treated as a PRC resident enterprise after the Conversion, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if we are considered a PRC resident enterprise after the Conversion, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

Furthermore, if we are treated as a PRC resident enterprise after the Conversion, there is a possibility that the capital gains realized by its non- PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non- PRC individual shareholders. If the non-PRC shareholders are US residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 representing a participation of 25 per cent may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that “[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State.” By virtue of this provision, the capital gains realized by the US residents may be taxed in the PRC if the capital gains are considered as “arising in” the PRC. Under the CIT Law and its implementing rules, the capital gains from transfer of shares may be considered as “arising in” the PRC if the enterprise whose shares are transferred is “located in” China. If we are considered a PRC resident enterprise after the Conversion, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the US residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

Material United States Federal Income Tax Consequences Relating to the Conversion and the Ownership and Disposition of Our Ordinary Shares

The following is a summary of material U.S. federal income tax consequences of the Conversion and of the ownership and disposition of our ordinary shares after the Conversion, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Ortoli Rosenstadt LLP, our United States counsel. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

●	banks, insurance companies or other financial institutions;

●	persons subject to the alternative minimum tax;

●	tax-exempt organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	holders who acquired our stock as compensation or pursuant to the exercise of a stock option

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction; or

●	persons who do not hold our Common Stock as a capital asset (within the meaning of Section 1221 of the Code).

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Common Stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, unless expressly provided below, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Conversion or of the ownership and disposition of our ordinary shares.

Tax Consequences of the Conversion

Notwithstanding IRC Section 7701(a)(4), pursuant to Section 7874 of the Code, we will be treated as a U.S. corporation for all purposes under the Code because (i) after the Conversion, we will not have substantial business activities in the Cayman Islands and (ii) all the holders of the Company’s capital stock will continue to hold all of our ordinary shares after the Conversion. Because we will be treated as a U.S. corporation for all purposes under the Code, we will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

However, we expect that we will not incur U.S. income tax as a result of completion of the Conversion.

Tax Consequences of the Conversion to U.S. Holders and Reporting Requirements

The Company believes that the Conversion from the State of Nevada to the Cayman Islands will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”). Assuming that the Conversion will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC, and subject to the qualifications and assumptions described in this proxy statement: (i) holders of our common stock will not recognize any gain or loss as a result of the consummation of the Conversion, and (ii) the aggregate tax basis of shares prior to the Conversion will be equal to the aggregate tax basis of the shares of the converted ordinary shares and (iii) the holding period of the shares of our ordinary shares received in the Conversion will include the holding period of the shares of the common stock converted therefor.

U.S. holders should note that the state income tax consequences of the Conversion depend on the tax laws of such state. It is possible that the Conversion may be taxable under the tax laws of some states, including, e.g., California. U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the Conversion in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Ownership and Disposition of Our Ordinary Shares to U.S. Holders

Distributions

We do not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

To the extent that dividends paid on our ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the our ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition

U.S. holders of our ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the our ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the our ordinary shares have been held for more than one year. A U.S. holder’s holding period for our ordinary shares should include such U.S. holder’s holding period for the ordinary shares of the Company surrendered in the Conversion. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of our ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Recent Legislation

Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of our ordinary shares.

Tax Consequences of the Conversion to Non-U.S. Holders

The receipt of our ordinary shares in exchange for the Company common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

Tax Consequences of the Ownership and Disposition of Our Ordinary Shares to Non-U.S. Holders

Distributions

We do not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on our ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the our ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Any dividends paid to a non-U.S. holder by the Company are treated as income derived from sources within the United States and generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are exempt from such withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized upon the sale or other disposition of our ordinary shares generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such holder in the U.S.;

●	the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	We are or have been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held our ordinary shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe, but our special United States counsel has not independently verified, that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Internal Revenue Code.

Backup Withholding and Information Reporting

Payments of dividends or of proceeds on the disposition of stock made to a holder of our ordinary shares may be subject to information reporting and backup withholding at a current rate of 28% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Payments of dividends to holders must generally be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder’s country of residence.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

Recently enacted legislation generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to TMSR HOLDING COMPANY LIMITED, 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001, Attn: Yimin Jin, Chief Executive Officer, or by telephoning the Company at +86-0513-8912-3630.

Our principal executive office is located at 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001. Our corporate website is http://www.tmsrholding.com and our phone number is +86-0513-8912-3630.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to TMSR HOLDING COMPANY LIMITED, 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001, Attn: Yimin Jin, Chief Executive Officer, or by telephoning the Company at +86-0513-8912-3630.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

TMSR HOLDING COMPANY LIMITED

April 16, 2020	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer

Exhibit A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

TMSR Holding Company Limited

2.	The articles have been amended as follows: (provide article numbers, if available)

Article I (Capital Stock) of the Articles of Incorporation is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“Code Chain New Continent Limited”

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: shares representing 54.32% of the outstanding voting power
4.	Effective date of filing: (optional)
5.	Signature: (required)

________________________

Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

A-1

Exhibit B

PLAN OF CONVERSION
OF
TMSR HOLDING COMPANY LIMITED
A NEVADA CORPORATION
INTO
TMSR HOLDING COMPANY LIMITED
A CAYMAN ISLANDS COMPANY

THIS PLAN OF CONVERSION, dated as of ______________, 2020 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by TMSR Holding Company Limited, a Nevada corporation, in order to set forth the terms, conditions and procedures governing the conversion of TMSR Holding Company Limited from a Nevada corporation to a Cayman Islands exempted company, limited by shares, pursuant to Section 201 of the Companies Law (Revised) of the Cayman Islands, as amended (the “Companies Law”), and Section 92A.120 of the Nevada Revised Statutes, as amended (the “NRS”).

RECITALS

WHEREAS, TMSR Holding Company Limited is a corporation organized and existing under the laws of the State of Nevada (the “Converting Entity”);

WHEREAS, the Board of Directors of the Converting Entity has determined that it would be advisable and in the best interests of the Converting Entity and its stockholders for the Converting Entity to convert from a Nevada corporation to a Cayman Islands exempted company, limited by shares, pursuant to Section 201 of the Companies Law and Sections 92A.120 and 92A.250 of the NRS;

WHEREAS, the form, terms and provisions of this Plan have been authorized, approved and adopted by the Board of Directors of the Converting Entity;

WHEREAS, the Board of Directors of the Converting Entity has submitted this Plan to the stockholders of the Converting Entity for approval; and

WHEREAS, this Plan has been authorized, approved and adopted by the holders of a majority of the voting power of the stockholders of the Converting Entity.

NOW, THEREFORE, the Converting Entity hereby adopts this Plan as follows:

PLAN OF CONVERSION

1.           Conversion; Effect of Conversion.

a.     Upon the Effective Time (as defined in Section 3 below), the Converting Entity shall be converted from a Nevada corporation to a Cayman Islands exempted company, limited by shares, pursuant to Section 201 of the Companies Law and Sections 92A.120 and 92A.250 of the NRS (the “Conversion”) and the Converting Entity, as converted to a Cayman Islands exempted company, limited by shares, (the “Converted Entity”), shall thereafter be subject to all of the provisions of the Companies Law. The existence of the Converted Entity shall be deemed to have commenced on the date the Converting Entity commenced its existence in the State of Nevada.

b.     Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the Converted Entity shall, for all purposes of the laws of the Cayman Islands, be deemed to be the same entity as the Converting Entity existing immediately prior to the Effective Time. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, for all purposes of the laws of the Cayman Islands, all of the rights, privileges and powers of the Converting Entity existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Converting Entity existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Converting Entity existing immediately prior to the Effective Time, shall remain vested in the Converted Entity and shall be the property of the Converted Entity, and the title to any real property vested by deed or otherwise in the Converting Entity existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Converting Entity existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time shall remain attached to the Converted Entity upon the Effective Time, and may be enforced against the Converted Entity to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Entity in its capacity as a corporation of the Cayman Islands. The rights, privileges, powers and interests in property of the Converting Entity existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Entity upon the Effective Time for any purpose of the laws of the Cayman Islands.

c.     The Conversion shall not be deemed to affect any obligations or liabilities of the Converting Entity incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

d.     Upon the Effective Time, the name of the Converted Entity shall be “TMSR Holding Company Limited”.

e.     The Converting Entity intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended.

2.           Filings. As promptly as practicable following the adoption of this Plan by the Board of Directors and the stockholders of the Converting Entity, the Converting Entity shall cause the Conversion to be effective by:

a.     executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS, substantially in the form of Exhibit A hereto (the “Nevada Articles of Conversion”), with the Secretary of State of the State of Nevada; and

b.     applying to the Registry of Companies in the Cayman Islands to be registered by way of continuation as an exempted company limited by shares pursuant to Section 201 of the Companies Law.

3.           Effective Time. The Conversion shall become effective upon the last to occur of the filing of the Nevada Articles of Conversion and the date of registration specified in the certificate issued by the Registrar of Companies in the Cayman Islands confirming registration by way of continuation (the time of the effectiveness of the Conversion, the “Effective Time”).

4.           Effect of Conversion.

a.     Effect on Common Stock. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each share of common stock, $0.0001 par value per share, of the Converting Entity (“Converting Entity Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Converted Entity (“Converted Entity Common Stock”).

b.     Effect on Preferred Stock. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each share of Preferred Stock, $0.0001 par value per share, of the Converting Entity (“Converting Entity Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of Preferred Stock, $0.001 par value per share, of the Converted Entity (“Converted Entity Preferred Stock”).

c.     Effect on Outstanding Stock Options. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each option to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock.

d.     Effect of Conversion on Outstanding Warrants or Other Rights. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each warrant or other right to acquire shares of Converting Entity Common Stock or Converting Entity Preferred Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock or Converted Entity Preferred Stock, respectively.

e.     Effect of Conversion on Shares of Restricted Stock. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each restricted share or restricted stock unit of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent restricted share or restricted stock units of Converted Entity Common Stock with the same terms and conditions (including the vesting schedule applicable to each such share) as were in effect immediately prior to the Effective Time.

f.      Effect on Stock Certificates. All of the outstanding certificates representing shares of Converting Entity Common Stock or Converting Entity Preferred Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Entity Common Stock or Converted Entity Preferred Stock.

g.     Effect on Employee Benefit, Equity Incentive or Other Similar Plans. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each employee benefit plan, equity incentive plan or other similar plan to which the Converting Entity is a party shall continue to be a plan of the Converted Entity. To the extent that any such plan provides for the issuance of Converting Entity Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Converted Entity Common Stock.

h.     Effect of Conversion on Directors and Officers. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the members of the Board of Directors and the officers of the Converting Entity holding their respective offices in the Converting Entity existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers, respectively, of the Converted Entity.

5.           Further Assurances. If, at any time after the Effective Time, the Converted Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Converted Entity and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Converted Entity any third-party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Converted Entity, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Entity, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

6.           Cayman Islands Memorandum and Articles of Association. Upon the Effective Time, the memorandum and articles of association of the Converted Entity shall be the memorandum and articles of association of TMSR Holding Company Limited, substantially in the form of Exhibit D hereto.

7.           Copy of Plan of Conversion. After the Conversion, a copy of this Plan will be kept on file at the offices of the Converted Entity, and any stockholder of the Converted Entity (or former stockholder of the Converting Entity) may request a copy of this Plan at no charge at any time.

8.           Termination. At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Converting Entity if, in the opinion of the Board of Directors of the Converting Entity, such action would be in the best interests of the Converting Entity and its stockholders. In the event of termination of this Plan, this Plan shall become void and of no further force or effect.

9.           Third-Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

10.         Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

IN WITNESS WHEREOF, the undersigned hereby causes this Plan to be duly executed as of the date hereof.

Dated: ___________, 2020	TMSR HOLDING COMPANY LIMITED
a Nevada corporation

By:
	Name:	Yimin Jin
	Title:	Chief Executive Officer

B-4